As filed with the Securities and Exchange Commission on May 16, 2022.

Registration Statement No. 333-264575

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form F-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magic Empire Global Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3/F, 8 Wyndham Street

Central, Hong Kong

(852) 3577 8770

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111 Fax: +852-3923-1100	William S. Rosenstadt, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: +1 212-588-0022

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No.1 is being filed solely for the purpose of filing Exhibit 10.2 to this registration statement on Form F-1, or the Registration Statement, to correct a clerical error contained in Exhibit 10.2 to the Registration Statement, filed on April 29, 2022, to file the Exhibits 5.1, 8.1 and 23.2, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on April 29, 2022. This amendment No. 1 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Amendment dated July 14, 2021 and Memorandum and Articles of Association, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1*	Specimen Certificate evidencing Ordinary Shares
4.2*	Form of Underwriters’ Warrant
5.1**	Opinion of Ogier regarding the validity of the ordinary shares being registered and certain British Virgin Islands tax matters
8.1**	Opinion of Ogier regarding certain British Virgin Island tax matters (included in Exhibit 5.1)
10.1*	Director Agreement, by and between Wai Ho Chan and the registrant, dated as of April 28, 2022
10.2**	Director Agreement, by and between Sze Hon, Johnson Chen and the registrant, dated as of April 28, 2022
10.3*	Executive Officer Agreement, by and between Yau Ting Tai and the registrant, dated as of April 28, 2022
10.4*	Independent Director Agreement, by and between Yiu Sing Chan and the registrant, dated as of April 28, 2022
10.5*	Independent Director Agreement, by and between Chi Wai Siu and the registrant, dated as of April 28, 2022
10.6*	Independent Director Agreement, by and between Ka Lee Lam and the registrant, dated as of April 28, 2022
10.7*	Office Lease Contract, by and between Ease Gain Development Limited and Giraffe Capital Limited, dated as of October 4, 2018
21.1*	List of Subsidiaries
23.1*	Consent of Friedman LLP, an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Loeb & Loeb LLP
24.1*	Power of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nomination Committee Charter
107*	Filing Fee Table

*	Filed previously
**	Filed herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on May 16, 2022.

MAGIC EMPIRE GLOBAL LIMITED

By:	/s/ Sze Hon, Johnson Chen
Name: Sze Hon, Johnson Chen
Title: Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wai Ho Chan	Chairman of the Board	May 16, 2022
Wai Ho Chan

/s/ Sze Hon, Johnson Chen	Chief Executive Officer	May 16, 2022
Sze Hon, Johnson Chen

/s/ Yau Ting Tai	Chief Financial officer	May 16, 2022
Yau Ting Tai	(Principal Accounting and Financial Officer)

/s/ Yiu Sing Chan	Director	May 16, 2022
Yiu Sing Chan

/s/ Chi Wai Siu	Director	May 16, 2022
Chi Wai Siu

/s/ Ka Lee Lam	Director	May 16, 2022
Ka Lee Lam

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Magic Empire Global Limited has signed this registration statement or amendment thereto in City of New York on May 16, 2022.

US Authorized Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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